SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 25, 2002
                               ___________________

                              AMERIGON INCORPORATED
             (Exact name of registrant as specified in its charter)
                               ___________________

             California                 0-21810            95-4318554
  (State or other jurisdiction of     (Commission       (I.R.S. Employer
  incorporation or organization)      File Number)     Identification No.)

                              5462 Irwindale Avenue
                           Irwindale, California 91706
                                 (626) 815-7400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ___________________

Item 5.  Other Events.

On February 25, 2002, Amerigon Incorporated closed the sale of an aggregate of approximately 6.05 million restricted shares of its common stock in a private placement to selected institutional and other accredited investors. New York City-based Special Situations Fund LP, an investment fund focused on small, publicly traded companies, was the lead investor. Roth Capital Partners, LLC of Newport Beach, CA represented the Company as placement agent in the private placement.

Included in the transaction were approximately 1.7 million shares issued to Big Beaver Investments LLC in satisfaction of $2.6 million of indebtedness owed to it by the Company. The shares were sold at a price of $1.50 per share. In addition to the sale of the shares of common stock, the Company issued to the investors, including the placement agent, warrants to purchase approximately
3.58 million shares of common stock at an exercise price of $2.00 per share. A registration statement relating to the resale of these securities is expected to be filed with the Securities and Exchange Commission as soon as reasonably practical.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERIGON INCORPORATED

                                    /s/ Sandra L. Grouf
                              By:
                                    Sandra L. Grouf
                                    Chief Financial Officer

Date:  March 1, 2002